As filed with the Securities and Exchange Commission on April 30, 2010.
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2504748
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

450 Gears Road, Suite 500
Houston, Texas	77067
(Address of Principal Executive Offices)	(Zip Code)
Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan
(Full title of the plan)

Seth D. Wexler
General Counsel and Secretary
Patterson-UTI Energy, Inc.
450 Gears Road, Suite 500
Houston, Texas 77067
(Name and address of agent for service)
(281) 765-7100
(Telephone number, including area code, of agent for service)
With Copy to:
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
(713) 651-5151
Attention: Michael W. Conlon
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, $0.01 par value per share	5,000,000 shares	$15.47	$77,350,000	$5,515.06

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement also covers an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales price of a share of Common Stock of Patterson-UTI Energy, Inc. as reported by the NASDAQ Stock Market on April 29, 2010.

EXPLANATORY NOTE
A Registration Statement on Form S-8 (File No. 333-126016) (the “First Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2005 covering the registration of 6,250,000 shares of Common Stock under the Paterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan”). A Registration Statement on Form S-8 (File No. 333-152705) (together with the “First Registration Statement”, the “Prior Registration Statements”) was filed with the Commission on August 1, 2008 covering the registration of an additional 4,000,000 shares of Common Stock under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 5,000,000 shares authorized under the Plan, as amended. The contents of each of the Prior Registration Statements are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit
Number		Description of Exhibit
4.1	—	Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.2	—	Amendment to Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.3	—	Second Amended and Restated Bylaws (filed August 6, 2007 as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by reference).

4.4	—	Rights Agreement dated January 2, 1997, between Patterson Energy, Inc. and Continental Stock Transfer & Trust Company (filed January 14, 1997 as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A and incorporated herein by reference).

4.5	—	Amendment to Rights Agreement dated as of October 23, 2001 (filed October 31, 2001 as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 and incorporated herein by reference).

4.6	—	Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, including Form of Executive Officer Restricted Stock Award Agreement, Form of Executive Officer Stock Option Agreement, Form of Non-Employee Director Restricted Stock Award Agreement and Form of Non-Employee Director Stock Option Agreement (filed June 21, 2005 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.7	—	First Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed June 6, 2008 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.8	—	Second Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed June 6, 2008 as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.9	—	Third Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed April 27, 2010 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.10	—	Fourth Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed April 27, 2010 as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

5.1	—	Opinion of Fulbright & Jaworski L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included in signature page II-2).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 30, 2010.

PATTERSON-UTI ENERGY, INC.
By:	/s/ Douglas J. Wall
Douglas J. Wall
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint John E. Vollmer III, Douglas J. Wall and Seth D. Wexler, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement pertaining to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, as amended, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Siegel	Chairman of the Board and Director	April 28, 2010

Mark S. Siegel

/s/ Douglas J. Wall	President and Chief Executive Officer	April 28, 2010

Douglas J. Wall (Principal Executive Officer)

/s/ John E. Vollmer III	Senior Vice President—Corporate	April 28, 2010

John E. Vollmer III (Principal Financial Officer)	Development, Chief Financial Officer and Treasurer

/s/ Gregory W. Pipkin	Chief Accounting Officer and	April 28, 2010

Gregory W. Pipkin (Principal Accounting Officer)	Assistant Secretary

/s/ Kenneth N. Berns	Senior Vice President and Director	April 28, 2010

Kenneth N. Berns

/s/ Charles O. Buckner	Director	April 28, 2010

Charles O. Buckner

/s/ Cloyce A. Talbott	Director	April 28, 2010

Cloyce A. Talbott

Signature	Title	Date

/s/ Curtis W. Huff	Director	April 28, 2010

Curtis W. Huff

/s/ Terry H. Hunt	Director	April 28, 2010

Terry H. Hunt

/s/ Kenneth R. Peak	Director	April 28, 2010

Kenneth R. Peak

EXHIBIT INDEX
Item 8. Exhibits

Exhibit
Number		Description of Exhibit
4.1	—	Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.2	—	Amendment to Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

4.3	—	Second Amended and Restated Bylaws (filed August 6, 2007 as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by reference).

4.4	—	Rights Agreement dated January 2, 1997, between Patterson Energy, Inc. and Continental Stock Transfer & Trust Company (filed January 14, 1997 as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A and incorporated herein by reference).

4.5	—	Amendment to Rights Agreement dated as of October 23, 2001 (filed October 31, 2001 as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 and incorporated herein by reference).

4.6	—	Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, including Form of Executive Officer Restricted Stock Award Agreement, Form of Executive Officer Stock Option Agreement, Form of Non-Employee Director Restricted Stock Award Agreement and Form of Non-Employee Director Stock Option Agreement (filed June 21, 2005 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.7	—	First Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed June 6, 2008 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.8	—	Second Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed June 6, 2008 as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.9	—	Third Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed April 27, 2010 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.10	—	Fourth Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (filed April 27, 2010 as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

5.1	—	Opinion of Fulbright & Jaworski L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included in signature page II-2).